UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 21, 2016

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Carillon Point

                        Kirkland, WA 98033

(Address of principal executive offices and zip code)

                              (866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 21, 2016, Mr. Mark Scott, GrowLife, Inc.’s Chief Financial Officer, cancelled stock option grants totaling 12,000,000 shares of the Company’s common stock at $0.01 per share. Mr. Scott has an additional 2,000,000 share stock option grant which continues to vest monthly over 36 months and a 2,000,000 share stock option grant which vests upon the achievement of certain performance goals related to acquisitions.

Also, Mr. Scott converted $40,000 in deferred compensation into 4,000,000 shares of the Company’s common stock at $0.01 per share. The price per share was based on the thirty day trailing average.

In addition, Mr. Scott was granted 6,000,000 shares of the Company’s common stock at $0.01 per share. The price per share was based on the thirty day trailing average.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: October 25, 2016	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer